UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 14, 2014

______________________

WageWorks, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35232	94-3351864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Park Place, 4th Floor
San Mateo, California 94403
(Address of principal executive offices, including zip code)

(650) 577-5200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 13, 2014, WageWorks, Inc. (the "Corporation") held its 2014 Annual Meeting of Shareholders (the "Annual Meeting") for the purposes of: (1) electing three Class II Directors for a term expiring at the 2017 Annual Meeting of Shareholders; and (ii) ratifying the appointment of KPMG LLP as the Corporation's independent registered public accounting firm for the fiscal year ending December 31, 2014. As of the close of business on March 17, 2014, the record date for the Annual Meeting, 35,015,332 common shares of the Corporation were outstanding and entitled to vote. At the Annual Meeting, 33,988,447 or approximately 97.1% of the outstanding common shares entitled to vote were represented in person or by proxy.

The results of the voting at the Annual Meeting are as follows:

1.  The three Class II Directors were elected to each serve a term of three years:

Name	Votes For	% of Shares	Votes Withheld	Broker Non-Votes
		Voted

Mariann Byerwalter	31,827,727	93.6%	600,473	1,560,247

John W. Larson	31,633,858	93.1%	794,342	1,560,247

Edward C. Nafus	31,869,683	93.8%	558,517	1,560,247

2.  The selection of KPMG LLP as the Corporation's independent registered public accounting firm for the year ending December 31, 2014 was ratified:

Votes For	% of Shares Voted	Votes Against	Abstentions	Broker Non-Votes
33,807,829	99.5%	51,535	129,083	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAGEWORKS, INC.

		By:	/s/ Joseph L. Jackson
			Name:	Joseph L. Jackson
			Title:	Chief Executive Officer

Date:	May 14, 2014

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